Exhibit 99.1

CBRE Group, Inc. ING REIM Closing Presentation November 2011

Forward Looking Statements This presentation contains statements that are forward looking within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future growth momentum and financial performance, as well as the successful integration of the acquired ING REIM businesses, our ability to leverage the integrated platform to grow our market share, and the projected performance of and risks relating to the acquired ING REIM businesses relative to the price we paid. These statements should be considered as estimates only and actual results may ultimately differ from these estimates. Except to the extent required by applicable securities laws, we undertake no obligation to update or publicly revise any of the forward-looking statements that you may hear today. Please refer to our third quarter earnings report, filed on Form 8-K, our current annual report on Form 10-K and our current quarterly report on Form 10-Q, in particular any discussion of risk factors or forward-looking statements, which are filed with the SEC and available at the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any estimates that you may hear today. We may make certain statements during the course of this presentation, which include references to “non-GAAP financial measures,” as defined by SEC regulations. As required by these regulations, we have provided reconciliations of these measures to what we believe are the most directly comparable GAAP measures, which are attached hereto within the appendix.

Participants Brett White Chief Executive Officer Gil Borok Chief Financial Officer Jim Groch Chief Investment Officer Nick Kormeluk Investor Relations

Why This Deal Matters It fulfills our 20-year objective of being the premier, #1 firm in each of our six primary business lines. It accelerates our objective to further balance our earnings between transactional and contractual business. Like each transformative acquisition before it, our “best athlete” philosophy allows for a significant enhancement to our already best in class human capital. The transaction adds over $55 billion in assets under management (AUM), which will produce significant and recurring services revenues. It proves our ability to out-compete some of the most formidable investment firms in the world. It creates the premier real estate investment management company in Europe, the U.S. and Asia Pacific.

Why The Fit Is Perfect Combination of two very successful businesses Extremely low-risk, low-levered properties across the ING REIM European direct real estate platform Minimal overlap Highly complementary client profiles Highly complementary product offering

Global Products Continental Europe UK Asia Americas Separate Accounts Core/Core Plus Funds Value-Add/ Opportunistic Funds N/A Assets Under Management ($ Billions) Why This Is the Perfect Fit (cont.) 7.3 5.0 16.5 2.0 2.9 20.0 0.7 1.4 0.4 6.8 3.4 1.6 0.2 0.7 0.6 0.9 1.2 2.9 0.2 9.8 3.0 7.3 CBRE Global Investors ING REIM Note: Amounts represent assets under management as of September 30, 2011. Funds of Funds Global Securities

Why the Funds Complement Our REIM Platform ING REIM Europe AUM primarily consists of core assets with low or modest leverage Diverse platform with sector and country-specific funds, as well as Pan-European funds Open-ended vehicles with stable valuations create recurring fees on gross asset values Transaction and incentive fees provide upside for good investment performance Nordic Property Fund Vehicle Open Investment Strategy Core+ Target Return 8-10% net IRR Sectors Retail, Office, Logistics Geography Sweden, Finland, Denmark Properties 148; 95% occupied AUM (Q2’11) € 1.0 billion Leverage Max = 65%; Current = 58% Fund Mgmt. Fees Asset Mgmt = 0.75% GAV +Transaction Fees +Performance Fees Brondankulma Helsinki, Finland Office Baronen Shopping centre Kalmar, Sweden Mixed-Use

Why the Funds Complement Our REIM Platform (Cont.) ING REIM Asia AUM primarily consists of value-added and opportunistic properties Successfully executed large fund takeovers in the region representing $1.8 billion in AUM Fees based on invested capital similar to CBRE Investors’ existing funds Closed-end vehicles with attractive fee structures for outperformance China Opportunity Fund I Vehicle Closed (5 years + extensions) Investment Strategy Opportunistic Target Return 24% gross IRR Sectors Residential Geography China Properties 9 / 5 remaining (in liquidation) AUM (Q2’11) $0.6 billion Leverage Max = 80% Fund Mgmt. Fees Asset Mgmt = 1.50% Equity Inv. +Performance Fees Hongkou Shanghai Raycom Changsha

ING Clarion Securities AUM primarily consists of global real estate-related securities Management fees based on daily market values Active manager with global client base Provides real-time asset allocation and liquidity for commercial real estate investors Consistently outperform industry benchmarks over multiple time periods Why the Funds Complement Our REIM Platform (Cont.) AUM by Mandate Fees by Vehicle

Combined Based on 2010 results as calculated by ING REIM management. 13.3% Margin 14.5% Margin $ in Billions 1 Impact on CBRE Financial Results 2010 Results - Stand Alone & Combined $5.1 $0.7 $5.1 $0.7 $0.3 $0.1 Revenue Normalized EBITDA Revenue Normalized EBITDA CBRE ING REIM

How We Financed the Acquisition $400 million in Term D Loan due 2019 at LIBOR plus 350 (no floor) $400 million in Term C Loan due 2018 at LIBOR plus 325 (no floor) $400 million in cash and minimal short term revolver borrowings, of which $150 million has been incurred to date Pro-forma for the transaction at September 30, 2011, on a trailing 12-month basis, our estimated leverage ratio is approximately 2.5x No equity used

What Else You Need to Know CBRE is now the world’s largest commercial real estate investment management company with approximately $95 billion in AUM (pro-forma as of September 30, 2011) ING Clarion Real Estate Securities transaction closed on July 1, 2011 for consideration of $324 million and co-investments of $59 million ING REIM Asia transaction closed on October 3, 2011 for consideration of $45 million and co-investments of $17 million ING REIM Europe closed on October 31, 2011 for consideration of up to $540 million (of which approximately $440 million has been paid) and co-investments of up to approximately $75 million to be made in the next few months ING REIM 2011 stand-alone results are outperforming our internal expectations Contribution to CBRE 2011 earnings per share will be slightly accretive and has been included in CBRE’s Q3 2011 guidance

Appendix

Reconciliation of Normalized EBITDA to EBITDA to Net Income Notes: Includes EBITDA related to discontinued operations of $16.4 million for the year ended December 31, 2010. Includes depreciation and amortization related to discontinued operations of $0.6 million for the year ended December 31, 2010. Includes interest expense related to discontinued operations of $1.6 million for the year ended December 31, 2010. Includes provision for income taxes related to discontinued operations of $5.4 million for the year ended December 31, 2010. Includes revenue related to discontinued operations $3.9 million for the year ended December 31, 2010. CBRE Group Inc. for the Year Ended December 31, ($ in millions) 2010 Normalized EBITDA 1 681.3 $ Less: Write-down of impaired assets 11.3 Cost containment expenses 15.3 Integration and other costs related to acquisitions 7.2 EBITDA 1 647.5 Add: Interest income 8.4 Less: Depreciation and amortization 2 109.0 Interest expense 3 192.7 Write-off of financing costs 18.1 Goodwill and other non-amortizable intangible asset impairments - Provision for income taxes 4 135.8 Net income (loss) attributable to CBRE Group, Inc. 200.3 $ Revenue 5 5,119.2 Normalized EBITDA Margin 13.3% 1. 2. 3. 4. 5.